                             UNITED STATES

                    SECURITIES AND EXCHANGE COMMISSION

                         WASHINGTON, D.C.  20549

                                FORM 8-K

                             CURRENT REPORT

                   PURSUANT TO SECTION 13 OR 15(d) OF

                  THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):      October 4, 2012

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                              HASBRO, INC.

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         (Exact name of registrant as specified in its charter)

 RHODE ISLAND                    1-6682                    05-0155090

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  (State of                   (Commission                 (IRS Employer

Incorporation)                File Number)             Identification No.)

1027 NEWPORT AVE., PAWTUCKET, RHODE ISLAND                   02862

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 (Address of Principal Executive Offices)                  (Zip Code)

                             (401) 431-8697

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           (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act

    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act

    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the

    Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the

    Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of

Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Overview

   In recognition of Mr. Goldner’s critical role in continuing the transformation of Hasbro, Inc. (“Hasbro” or the “Company”) into a global branded-play company and in executing Hasbro’s future business strategies, effective on October 4, 2012 Hasbro entered into an Amended and Restated Employment Agreement(the “Amended Employment Agreement”) with its President and Chief Executive Officer, Brian Goldner.  The Amended Employment Agreement replaces the Amended and Restated Employment Agreement, dated March 26, 2010, and the Change in Control Employment Agreement, dated March 18, 2000, as amended (together referred to as the “Prior Agreements”) previously in place between Mr. Goldner and the Company.

The Amended Employment Agreement implements a number of compensation and governance best practices by, among other things:

(i)

eliminating the tax-gross up provisions contained in the Prior Agreements with respect to excess parachute payments under Section 4999 and taxes and charges under Section 409A of the Internal Revenue Code,

(ii)

eliminating the auto-renewal feature contained in the Prior Agreements, pursuant to which the term of Mr. Goldner’s employment with the Company would continue to be automatically extended for additional one-year periods unless Mr. Goldner or the Company provided notice of non-renewal,

(iii)

eliminating a special bonus which was payable under the Prior Agreements one-year following a change in control of the Company provided Mr. Goldner remained employed with the Company through that one-year anniversary,

(iv)

subjecting all of Mr. Goldner’s incentive-based compensation, both cash and equity-based incentive compensation, granted on or after October 4, 2012 to the Company’s newly-adopted Clawback Policy (which is discussed in detail below in Section 8.01 of this Current Report on Form 8-K) and to future clawback policies that apply to senior management, and

(v)

by providing for a more restrictive definition of a Change in Control than was provided in the Prior Agreements.

Enhanced Pay for Performance Linkage and Retention

The Amended Employment Agreement also:

(i)

extends the term of Mr. Goldner’s scheduled employment with the Company for three years, from the previously scheduled expiration date of December 31, 2014 to the new expiration date of December 31, 2017, and

(ii)

provides additional performance-based equity incentives designed to retain Mr. Goldner in the employ of the Company during this extended term and to strengthen the linkage between Mr. Goldner’s potential compensation and Hasbro’s performance and delivery of shareholder value.

To further drive the linkage between the Company’s performance and Mr. Goldner’s compensation, and to provide an additional incentive for Mr. Goldner to remain with the Company through December 31, 2017, the Amended Employment Agreement provides for the grant to Mr. Goldner of an aggregate of 587,294 restricted stock units (referred to as the “Special RSU Grant”).  The Special RSU Grant will be made in two tranches, one scheduled to be made in 2013 and the other scheduled to be made in 2014. Both tranches of the Special RSU Grant are currently expected to be granted at the same time that the Company makes its yearly equity awards to other equity eligible employees. The second tranche of the Special RSU Grant is subject to shareholder approval of an amendment to the Company’s equity stock incentive performance plan authorizing the issuance of additional shares under the plan, or adoption of a new equity performance plan, in 2013 or thereafter during the term of the Amended Employment Agreement.  If such approval is obtained after 2013, the second tranche will be made at such time during the term that the Company secures that approval.

Both tranches of the Special RSU Grant have two vesting components, each of which must be satisfied for Mr. Goldner to earn any shares under the award.  The first vesting component is based entirely on achievement of specified Hasbro stock price thresholds, with each threshold being progressively higher. The stock price thresholds and the percentage of the shares subject to the Special RSU Grant attributable to achievement of each threshold are as follows:

  Stock Price Threshold

Percentage of Shares Earned

$45/share

25%

$52/share

25%

$56/share

25%

$60/share

25%

To achieve the stock price thresholds the average closing sales prices for Hasbro’s common stock must trade at or above the applicable threshold price for at least 30 consecutive trading days at some time during the term of Mr. Goldner’s employment.  The second vesting component requires that, subject to certain termination scenarios which are discussed below, Mr. Goldner must remain continuously employed with the Company through December 31, 2017 to earn any shares under the Special RSU Grant.

The Amended Employment Agreement provides that Mr. Goldner will participate in Hasbro’s other long-term incentive programs during the term of his employment and will have an annual long-term equity grant target level equal to five (5) times his annualized base salary for each year.  For the last several years the annual equity grant to Mr. Goldner and Hasbro’s other senior executives has been made in a combination of stock options and contingent stock performance awards, with the grant date value being divided evenly between those two types of awards. The contingent stock performance awards have provided senior executives with the ability to earn shares of Hasbro’s stock based upon achievement of stated net revenues and earnings per share performance targets during the applicable three-year performance periods for each contingent stock performance award.

The Amended Employment Agreement provides that for the contingent stock performance awards intended to be made to Mr. Goldner in each of 2013 and 2014 (with the grant in 2014 being subject to shareholder approval of an amendment to the Company’s equity compensation plan authorizing the issuance of additional shares under the plan, or adoption of a new equity performance plan, in 2013 or thereafter, with such grant being made in 2014 or at such time thereafter following the Company’s securing such approval), those awards will have an additional performance multiplier.  This additional performance multiplier enhances the linkage between the payout under those awards and the value generated for Hasbro’s shareholders by increasing, or decreasing, the number of shares which would otherwise be earned by Mr. Goldner under those awards based upon a comparison of Hasbro’s total shareholder return to the total shareholder return for the Standard & Poor’s 500 Index (“S&P 500 Index”) over the three-year performance period applicable to each contingent stock performance award.

If the total shareholder return (computed as a function of changes in the stock price and the value of dividends earned on the stock) for Hasbro’s common shares is greater than or equal to the 75th percentile of the S&P 500 Index over the applicable three-year performance period for one or both of these contingent stock performance awards, Mr. Goldner earns twice the number of shares he would otherwise have earned under such award. A total shareholder return between the 65th and 75th percentiles results in a payout of 1.5 times the number of shares which would otherwise be earned under the awards.  If Hasbro’s total shareholder return is below the 25th percentile of the S&P 500 Index over the applicable three-year performance period for the contingent stock performance awards, Mr. Goldner will only earn 75% of the number of shares he otherwise would have earned under such awards.

The multiplier based on relative total shareholder return for Hasbro’s stock as compared to the S&P 500 Index is applied after the underlying performance metrics for these contingent stock performance awards is calculated.  So, for example, if the Company’s net revenues and earnings per share metrics for a given contingent stock performance award were not achieved, no shares would be earned under such award and the total shareholder return multiplier would not change that underlying result.  The multiplier is only applied to the shares that are otherwise earned under the award based upon achievement of the underlying performance metrics.

Other Compensation

The Amended Employment Agreement provides that the Company will continue to pay Mr. Goldner his current annualized base salary of $1,200,000 through June 30, 2013.  Beginning July 1, 2013 the Company will pay Mr. Goldner an annualized based salary of $1,300,000.

For 2012 Mr. Goldner remains eligible, as he was under the Prior Agreements, to receive a management incentive plan bonus based on a target of one hundred and twenty-five percent (125%) of his earned base salary. Beginning in 2013 Mr. Goldner is eligible to receive a management incentive plan bonus based on a target of one hundred and fifty percent (150%) of his earned base salary.

Thereafter Mr. Goldner’s base salary, management incentive bonus target and long-term incentive target will be reviewed in accordance with the Company’s compensation policies for senior executives and will be adjusted to the extent, if any, deemed appropriate by the Compensation Committee of the Company’s Board of Directors.

Post-Employment Restrictions

The Amended Employment Agreement contains certain post-employment restrictions on Mr. Goldner, including:

(i)

a two-year non-competition provision which prohibits Mr. Goldner from engaging, in any geographical area in which Hasbro is doing business at the time of the termination of his employment, in any business which is competitive with the business of Hasbro as it exists at the time of termination of Mr. Goldner’s employment, and

(ii)

a two-year non-solicitation provision, providing that Mr. Goldner will not (a) solicit or recruit any employee of Hasbro to leave the Company or (b) solicit the business of any clients, customers or accounts of Hasbro.

If Mr. Goldner violates these restrictions and does not cure such violation, the Amended Employment Agreement provides that he will forfeit and pay to Hasbro the Net Proceeds (as defined in the Amended Employment Agreement) obtained with respect to any unvested stock options, restricted stock units, contingent stock performance awards or other equity that has been accelerated in connection with the termination of his employment by Hasbro without Cause (as defined in the Amended Employment Agreement) or by Mr. Goldner for Good Reason (as defined in the Amended Employment Agreement).

Treatment Following Various Terminations of Employment

The Amended Employment Agreement provides for the following treatment upon various terminations of Mr. Goldner’s employment with the Company.

For Cause or Other than for Good Reason. If Mr. Goldner’s employment is terminated by the Company for Cause, or if Mr. Goldner terminates his employment for other than Good Reason, Hasbro will pay Mr. Goldner the compensation and benefits otherwise payable to him through the last day of his actual employment with Hasbro.  All stock options, restricted stock units and contingent stock performance awards granted to Mr. Goldner will be treated as provided in the relevant grant agreements and plans, which currently provide that such awards will terminate.

For Death or Disability.  If Mr. Goldner’s employment is terminated by death or because of Disability (as defined in the Amended Employment Agreement), Hasbro shall pay to Mr. Goldner’s estate or to Mr. Goldner, as the case may be, the compensation which would otherwise be payable up to the end of the month in which the termination of employment occurs, and Hasbro shall pay Mr. Goldner (or his estate, if applicable) an amount equal to the annual management incentive plan bonus that would have been otherwise payable for the fiscal year in which termination of employment occurs based on the actual performance of Hasbro for such year, multiplied by a fraction, the numerator of which is the number of days elapsed in the fiscal year of termination of employment through the date of such termination, and the denominator of which is 365 (the “Pro-Rata Bonus”).  The contingent stock performance award which was granted to Mr. Goldner in March of 2010, pursuant to his prior employment agreement (the “Retention Grant Performance Shares”) would vest as provided below, without proration.  In the event of the termination of Mr. Goldner's employment because of death, the Retention Grant Performance Shares shall vest at target, whereas in the event of termination for Disability, vesting would be based on achievement of the applicable performance targets during the full relevant performance period for such awards.  In addition, in the event of the termination of Mr. Goldner's employment for death or Disability, and, if and only to the extent one or more of the stock price thresholds for the Special RSU Grant were satisfied prior to Mr. Goldner’s death or Disability, the service component for that award would be waived and the shares for which the thresholds were met would vest immediately, with any shares for which the stock price thresholds were not met being forfeited.

All other stock options, restricted stock units, and contingent stock performance awards granted to Mr. Goldner will vest on death or Disability in accordance with the relevant agreements and plans, provided that if any such award consists of unvested contingent stock performance awards (including as set forth above, the Retention Grant Performance Shares in the event of the termination of employment for Disability), Mr. Goldner would be entitled to the number of shares of common stock, if any, that would have been earned (had Mr. Goldner’s employment not ended) based on achievement of the applicable targets during the full relevant performance period.

Termination by Hasbro Without Cause of by Mr. Goldner for Good Reason.  If, prior to or more than two years following a “Change in Control” (as defined in the Amended Employment Agreement), Mr. Goldner’s employment is terminated at the election of Hasbro without Cause, or at the election of Mr. Goldner for Good Reason, Mr. Goldner would be entitled to:

(i)

a severance amount equal to two (2) times his target cash compensation (base salary plus annual bonus) for the fiscal year immediately prior to the year in which termination occurs,

(ii)

the Pro-Rata Bonus,

(iii)

continuation of his then–current level of life insurance and medical, dental and vision coverage, with Hasbro and Mr. Goldner sharing the cost on the same basis as it is shared on the last day of his employment, until the date Mr. Goldner commences new employment or two years from the effective date of termination, whichever is earlier,

(iv)

acceleration of the vesting of, and lapse of restrictions on, all unexpired, unvested stock options and time-based restricted stock units, such that said stock options and restricted stock units become fully vested as of the termination of Mr. Goldner’s employment, except as otherwise provided in the Amended Employment Agreement for the Special RSU Grant or in the terms of any such awards.  In addition, to the extent Mr. Goldner is the holder of any equity award, he shall be entitled to the number of shares of common stock, if any, that would have been earned (had his employment not ended) based on achievement of the applicable targets during the full relevant performance period for such award, pro-rated by multiplying that number of shares by a fraction, the numerator of which is the number of days from the start of the performance period to the effective date of termination of employment, and the denominator of which is the total number of days in the applicable performance period (except for the Retention Grant Performance Shares, which shall become fully vested as of the termination of employment, without any pro-ration), and

(v)

provided one or more of the stock price thresholds for the Special RSU Grant have been satisfied prior to such termination of employment, a pro-rated portion of the Special RSU Grant will vest, calculated by multiplying the number of shares for which the stock price thresholds have been met by a fraction, the numerator of which is the number of days from October 4, 2012 to the effective date of Mr. Goldner’s termination of employment, and the denominator of which is the total number of days between October 4, 2012 and December 31, 2017. If one or more of the stock thresholds are not met in the Special RSU Grant as of the time of Mr. Goldner’s termination without Cause or resignation for Good Reason, such portions will not vest and will be forfeited.

If, within two years following a Change in Control, Mr. Goldner’s employment is terminated by Hasbro without Cause or by Mr. Goldner for Good Reason, Mr. Goldner shall be entitled to:

(i)

the sum of (1) his base salary through the date of termination to the extent not theretofore paid, (2) his annual bonus for the last fiscal year, to the extent not theretofore paid, (3) the product of (x) the “Highest Annual Bonus” (as defined in the Amended Employment Agreement), and (y) a fraction, the numerator of which is the number of days in the current fiscal year through his date of termination, and the denominator of which is 365, and (4) any compensation previously deferred by Mr. Goldner and any accrued vacation pay, in each case to the extent not theretofore paid,

(ii)

a severance amount (the “Change in Control Severance”) equal to the product of (1) two and (2) the sum of (x) his Average Annual Salary (as defined in the Amended Employment Agreement) and (y) the greater of (A) the Highest Annual Bonus and (B) the Average Annual Bonus (as defined in the Amended Employment Agreement),

(iii)

until such date that is three years following the Change in Control, or such longer period as any plan, program, practice or policy may provide, Hasbro will continue providing benefits to Mr. Goldner and/or his family at least equal to those which would have been provided to them if his employment had not been terminated in accordance with the most favorable plans, practices, programs or policies of Hasbro applicable generally to other peer executives and their families during the 90-day period immediately preceding the Change in Control or, if more favorable to Mr. Goldner and/or his family, as in effect generally at any time thereafter with respect to other peer executives of Hasbro and its affiliated companies and their families,

(iv)

acceleration of vesting of, and lapse of restrictions on, all unexpired, unvested stock options and time-based restricted stock units, such that said stock options and restricted stock units become fully vested as of the termination of Mr. Goldner’s employment, except as otherwise provided in the Amended Employment Agreement for the Special RSU Grant or in the terms of such awards.  In addition, to the extent Mr. Goldner is the holder of any performance award, he shall be entitled to the number of shares of common stock, if any, that would have been earned (had Mr. Goldner’s employment not ended) based on achievement of the applicable performance targets during the full relevant performance periods, pro-rated by multiplying that number of shares by a fraction, the numerator of which is the number of days from the start of the performance period to the effective date of his termination of employment, and the denominator of which is the total number of days in the applicable performance period (except for the Retention Grant Performance Shares which shall become fully vested as of the termination of Mr. Goldner’s employment, without any pro-ration), and

(v)

provided one or more of the stock price thresholds in the Special RSU Grant have been satisfied, any such shares for which the thresholds have been met will vest.  If one or more of the stock thresholds are not met in the Special RSU Grant as of the time of Mr. Goldner’s termination without Cause or resignation for Good Reason, such portions will not vest and will be forfeited.

The foregoing description of the Amended Employment Agreement does not purport to be a complete statement of the parties’ rights under the agreement and is qualified in its entirety by the full text of the Amended Employment Agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 8.01  Other Events

On October 4, 2012 the Company adopted a Clawback Policy (the “Policy”), a copy of which is attached to this Current Report as Exhibit 99.1.  The Policy provides, among other things, that if Hasbro is required to prepare an accounting restatement after the adoption of the Policy due to material noncompliance of the Company with any financial reporting requirement under the securities laws, the Company will use reasonable efforts to recover from any current or former executive officer of the Company, and any other person designated by the Company’s Board of Directors as being subject to the Policy (together with the executive officers, a “Covered Person”), who received incentive-based compensation (including stock options awarded as compensation) from the Company during the 3-year period preceding the date on which the Company is required to prepare an accounting restatement, based on the erroneous data, the excess of what would have been paid to the Covered Person under the accounting restatement.

Item 9.01  Financial Statements and Exhibits

(c)

Exhibits

10.1  Amended and Restated Employment Agreement between Mr. Goldner and Hasbro, Inc., dated October 4, 2012.

99.1  Hasbro, Inc. Clawback Policy.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the

Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             HASBRO, INC.

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                                             (Registrant)

Date: October 11, 2012                    By:  /s/ Deborah Thomas

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                                              Deborah Thomas

                                              Senior Vice President and

                                              Chief Financial Officer

Hasbro, Inc.

Current Report on Form 8-K

Dated October 11, 2012

Exhibit Index

Exhibit

No.

10.1  Amended and Restated Employment Agreement between Mr. Goldner and Hasbro, Inc., dated October 4, 2012.

99.1

Hasbro, Inc. Clawback Policy